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                                                                    EXHIBIT 11.1

                             McLEODUSA INCORPORATED

                      COMPUTATION OF LOSS PER COMMON SHARE
                 (AMOUNTS IN THOUSANDS, EXCEPT PER SHARE DATA)
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
                                                                      THREE MONTHS ENDED         SIX MONTHS ENDED
                                                                           JUNE 30,                  JUNE 30,
                                                                    -----------------------   -----------------------
                                                                       1998         1997         1998         1997
                                                                    ----------   ----------   ----------   ----------
Computation of weighted average number of
 common shares outstanding:
Common shares, Class A, outstanding at the
 beginning of the period.........................................      62,506       36,920       61,799       36,173
Common shares, Class B, outstanding at the
 beginning of the period (A).....................................         ---       15,626          ---       15,626
Weighted average number of shares issued
 during the period...............................................         138           37          637          657
                                                                     --------     --------     --------     --------
Weighted average number of common shares.........................      62,644       52,583       62,436       52,456
                                                                     ========     ========     ========     ========
Net loss.........................................................    $(29,791)    $(16,496)    $(60,058)    $(29,851)
                                                                     ========     ========     ========     ========
Loss per common share............................................    $  (0.47)      $(0.31)    $  (0.96)      $(0.57)
                                                                     ========     ========     ========     ========
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(A) The Class B common stock, $.01 par value per share is convertible on a one-
    for-one basis at any time at the option of the holder into Class A common stock.  As of June 30, 1998, all shares of Class B common stock had been converted into shares of Class A common stock.